SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 13, 2005

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
              ------------------------------------------------------------------
              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
              ------------------------------------------------------------------
                        (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On June 13, 2005, Hancock Holding Company
issued a press release announcing its planned acquisition of J. Everett Eaves, Inc.
The press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated June 13, 2005, headed "Hancock Bank to
                             acquire J. Everett Eaves, Inc."

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2005
                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:   /s/ Paul D. Guichet
                                        --------------------------------
                                           Paul D. Guichet
                                           Vice President
                                           Investor Relations

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release
---------------------
June 13, 2005

For More Information
--------------------
Carl J. Chaney, EVP & CFO, Hancock Bank
228.868.4727 or 1.800.522.6542

R. Paul Maxwell, VP & Corporate Communications Manager, Hancock Bank
228.214.5252 or 1.800.522.6542

Betsie Gambel, Keating Magee Public Relations
504.299.7157 or 504.319.3442
bgambel@keatingmagee.com

===================================================================================================================

                                  Hancock Bank to acquire J. Everett Eaves, Inc.

     NEW ORLEANS, LA (June 13, 2005) - Executives at 106-year-old Hancock Bank and at 87-year-old J. Everett
Eaves, Inc. (JEE), announced jointly today that they have signed a definitive agreement which would allow Hancock
Bank to acquire JEE as a division of Hancock Insurance Agency, a subsidiary of Hancock Bank.  The acquisition is expected to be complete in mid-summer 2005.

     According to the anticipated terms of the agreement, Hancock will acquire JEE in an all-cash transaction.
The post-purchase entity will retain the name J. Everett Eaves and become an affiliate of Hancock Insurance
Agency.  Additionally, JEE plans to maintain its existing agency team and operational structure, including its current Poydras Center and Covington offices.

     Established in 1899 on the Mississippi Gulf Coast, Hancock Bank, one of America's strongest, safest financial institutions, entered the New Orleans market with a legacy as a Gulf South financial leader committed to understanding and serving local communities.  Hancock Insurance Agency, founded in 1902, is a wholly owned subsidiary of Hancock Bank.  Independent Insurance Agents & Brokers of America (IIABA) recently named Hancock
Insurance Agency a "Best Practices" agency.

     JEE, founded in 1918, is a highly regarded New Orleans based, independent insurance agency providing complete insurance needs for individuals and businesses and representing some of the nation's most successful carriers, including St. Paul/Travelers, CNA and Zurich.  JEE, with current revenues of $3.9 million and 29 employees, has offices in New Orleans and the Northshore.

     Veteran New Orleans banker Don Zornman, the Hancock Bank metro New Orleans division manager based at
Hancock's Veterans East financial center, said,  "In today's market, bank owned insurance agencies play an important role in providing broader, more efficient, and effective risk management choices that support companies' financial success.  To that end, we see J. Everett Eaves as an outstanding business partner."

                                                     - more -

                                                                     Hancock Bank to acquire J. Everett Eaves, Inc.
                                                                                                      June 13, 2005
                                                                                                          - Add 1 -

     Both companies agree that a compatible business philosophy is important to the partnership.

According to John Beckmann, Jr., president of JEE,  "Both Hancock Bank and JEE have subscribed to a business philosophy that stems from unwavering traditions of excellence.  The two companies share a rich heritage, impeccable integrity, and a founding pledge to quality customer service."

     Hancock's regional presence and reputation as a financial services industry leader, coupled with J. Everett
Eaves' professional expertise and selection of providers, make this a winning combination.

     Cornelius "Hap" C. Crusel, Jr., chairman/CEO of JEE, said, "By partnering with Hancock Bank, we secure a stronger regional presence and expand our opportunities to serve a wider range of insurance and investment needs with additional insurance options, financial services, and wealth management solutions.  Additionally, this venture extends our business footprint across south Louisiana, Mississippi, Alabama, and Florida."

     Last year, Hancock acquired Ross-King-Walker, Inc., a well-known Hattiesburg, MS, based property and casualty insurance pioneer.

     Hancock Holding Company (NASDAQ:  HBHC) - the parent company of Hancock Bank Mississippi, Hancock Bank of
Louisiana, Hancock Bank of Florida, and Magna Insurance Company - has assets of $4.8 billion.  Hancock Bank stands among the top four percent of all United States banks, according to a Veribanc, Inc., Blue Ribbon rating for 50 consecutive quarters, and has received a BauerFinancial, Inc., five-star superior rating (the highest rating possible) for exceptional performance the past 41 consecutive quarters.  Hancock Bank operates 103 offices and more than 130 automated teller machines in South Mississippi, Louisiana, and the Florida Panhandle as well as other subsidiaries Hancock Investment Services, Inc., and Harrison Finance Company.  Hancock also has corporate trust offices in Gulfport, MS, Jackson, MS, Baton Rouge, LA, and downtown New Orleans, LA, and a business financial center in Alabama's port city of Mobile.  Additional information about Hancock Bank is available at
www.hancockbank.com.

     Additional information about JEE is available at www.jeeaves.com.

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